SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

[Amendment No.             ]

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CORTEX PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement)

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CORTEX PHARMACEUTICALS, INC.

15231 Barranca Parkway

Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 10, 2006

To the Stockholders of Cortex Pharmaceuticals, Inc.:

The Annual Meeting of Stockholders of Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held at the Marriott Newport Beach Hotel, 900 Newport Center Drive, Newport Beach, California, on Wednesday, May 10, 2006 at 10:30 a.m. Pacific Daylight Time, to consider and vote on the following matters described in the attached proxy statement:

(1) The election of eight (8) directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and duly qualified (Proposal 1);

(2) The approval (recommended by the Board of Directors) of the Company’s 2006 Stock Incentive Plan (Proposal 2);

(3) The ratification of the appointment of Haskell & White LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2006 (Proposal 3); and

(4) Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 24, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement and adjournment thereof. The stock transfer books will not be closed.

The Board of Directors welcomes the personal attendance of stockholders at the meeting. However, please sign and return the enclosed proxy, which you may revoke at any time prior to its use, whether or not you expect to attend the meeting. A self-addressed, postage prepaid envelope is enclosed for your convenience. Your proxy will not be used if you attend the meeting and choose to vote in person.

By Order of the Board of Directors

Maria S. Messinger, CPA
Secretary

Irvine, California

April 7, 2006

CORTEX PHARMACEUTICALS, INC.

15231 Barranca Parkway

Irvine, California 92618

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2006

10:30 a.m.

Solicitation and Revocation of Proxies

The accompanying proxy is solicited by and on behalf of the Board of Directors of Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Company will bear the cost of such solicitation. Solicitation of proxies will be primarily by mail, although some of the officers, directors and employees of the Company may solicit proxies personally or by telephone. The Company has retained Georgeson Shareholder Communications Inc. (“GSC”) as its proxy solicitation agent, and has agreed to pay GSC a fee of $7,000 plus out of pocket expenses. The Company also will reimburse brokerage houses and other custodians, nominees or fiduciaries for their expenses in sending proxy materials to their principals.

The person named as proxy was designated by the Board of Directors and is a director of the Company. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR the election as directors of the nominees proposed by the Board of Directors, FOR the Company’s 2006 Stock Incentive Plan and FOR the ratification of Haskell & White LLP as the Company’s independent registered public accountants.

Any stockholder may revoke a proxy at any time before it is voted at the meeting by a proxy bearing a later date. A proxy may also be revoked by any stockholder by delivering written notice of revocation to the Secretary of the Company or by voting in person at the meeting.

This proxy statement and proxy are being mailed to stockholders of the Company on or about April 7, 2006. The mailing address of the executive offices of the Company is 15231 Barranca Parkway, Irvine, California 92618.

Voting at the Meeting

Only record holders of Common Stock of the Company at the close of business on March 24, 2006, will be entitled to notice of, and to vote at, the meeting. As of the record date, there were 34,358,915 shares of the Company’s Common Stock outstanding. The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share is entitled to one vote on all matters, except as noted below. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who vote for or against, abstain or withhold their vote from a matter, including broker non-votes, are considered stockholders who are present and entitled to vote and count toward the quorum. As used herein, “broker non-vote” means the votes that are not cast on the matter in question by a broker with respect to shares because (i) the broker has not received voting instructions from the beneficial owner on such matter and (ii) such broker lacks discretionary voting authority to vote the shares on such matter. Brokers holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on proposals 1 and 3 included in this proxy statement unless they receive other instructions from their customers. The effect of proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes on proposals 1, 2 and 3 is discussed under each respective proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The persons named in the enclosed proxy will vote to elect the eight (8) proposed nominees named below unless contrary instructions are given in the proxy. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the meeting. Each director is to hold office until the next annual meeting and until his successor is elected and qualified.

The names and certain information concerning the persons nominated by the Board of Directors to become directors at the meeting are set forth below. Each of the proposed nominees currently serves as a member of the Board of Directors. The Company’s Board of Directors recommends that you vote FOR the election of each of the nominees named below. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Broker non-votes and proxies marked “withheld” as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors.

Nominees for Director

Robert F. Allnutt, 70, has been a director since December 1995 and served as Chairman of the Board from February 1999 until the appointment of Roger G. Stoll, Ph.D. in August, 2002. Since February 1995, Mr. Allnutt has been a senior counselor for APCO Worldwide, Inc., a public affairs and strategic communications company. Mr. Allnutt was Executive Vice President of the Pharmaceutical Manufacturers Association from 1985 until 1995 and was Vice President for Governmental Relations of Communications Satellite Corporation from 1984 until 1985. Prior to 1984, Mr. Allnutt held numerous positions in the Federal Government for 25 years, including 15 years at NASA, where his positions included Associate Deputy Administrator, the third ranking position in the agency. Mr. Allnutt serves as a member of the board of directors of the American Hospice Foundation and F. Dohmen Company, a privately held drug wholesaler and distributor. He has served as a director of several health-related companies, and of the National Health Council, the National Council on Aging, the National Medals of Science and Technology Foundation, and the NASA Alumni League. Mr. Allnutt holds a B.S. in Industrial Engineering from the

Virginia Polytechnic Institute and J.D. (with distinction) and L.L.M. degrees from George Washington University.

John F. Benedik, 58, was appointed to the Board of Directors of the Company in December 2005. From 1970 to May 2003, Mr. Benedik served with Arthur Andersen LLP, being admitted to the firm’s partnership in 1980. During his tenure with Arthur Andersen LLP, Mr. Benedik held a number of positions, including Division Head for the Consumer Products and Services audit division of the New York area offices from 1994 to 1998, Managing Partner of the New Jersey office from 1999 to 2002 and Practice Director of the New York area offices from 1998 to 2002. From September 2002 to May 2003, Mr. Benedik was a Managing Director of Arthur Andersen LLP. He currently serves on the board of directors of Aeroflex, Inc., a publicly held designer and supplier of microelectronics, and serves as a board member and treasurer of the National Conference for Community and Justice – New Jersey. Mr. Benedik, a Certified Public Accountant in New York and New Jersey, received a B.A. in English from Fordham College and an M.B.A from the Columbia University Graduate School of Business.

Charles J. Casamento, 60, has served as a director of the Company since July 1997. Since October 2004, Mr. Casamento has been President and Chief Executive Officer of Osteologix, Inc. a privately held pharmaceutical company that develops products for potential use in treating osteoporosis and other bone diseases. From June 1993 to August 2004, Mr. Casamento served as Chairman, President and Chief Executive Officer of Questcor Pharmaceuticals, Inc., a publicly held biopharmaceutical company. Prior to that, he was President and Chief Executive Officer of Interneuron Pharmaceuticals, a neuropharmaceutical company, from its founding in March 1989 until May 1993. From January 1986 to March 1989, he was Senior Vice President and General Manager, Pharmaceuticals & Biochemicals at Genzyme Corp., a biotechnology company. From 1970 through 1985, Mr. Casamento held senior management positions in marketing, finance and business development at Sandoz, F. Hoffmann-LaRoche, Johnson & Johnson and American Hospital Supply Corp., where he was Vice President, Business Development and Strategic Planning for the Critical Care Division. Mr. Casamento also currently holds board positions with Supergen, Inc., a publicly held pharmaceutical company, as well as the Catholic Medical Mission Board, a non-profit organization located in New York City. He holds a B.S. in Pharmacy from Fordham University, an M.B.A. from Iona College and is a licensed pharmacist.

Carl W. Cotman, Ph.D., 66, is a co-founder of the Company. He has been a Scientific Director of and consultant to the Company since October 1987, served as a director of the Company from March 1989 to October 1990, and was reelected as a director in November 1991. Dr. Cotman is currently a Professor of Neurology and Neurobiology and Behavior at the University of California, Irvine where he also held various other teaching and research positions since he began his career there in 1968. Since 1995 he has also been the Director of the Institute for Brain Aging and Dementia at the University of California, Irvine. He chaired the Scientific Advisory Council of the Alzheimer’s Association and is a member of numerous professional associations and committees, including the National Institute of Aging Task Force and the Bayer Consumer Care Nutrition Advisory Board. Dr. Cotman also serves on editorial boards such as the Journal of Alzheimer’s Disease and Other Dementias and has authored or co-authored nine books and over 670 articles in the fields of neurobiology, memory and cognition, and the basic mechanisms causing brain dysfunction in aging and the development of Alzheimer’s disease. Dr. Cotman received his B.A. in Chemistry from Wooster College, an M.A. in Analytical Chemistry from Wesleyan University, and a Ph.D. in Biochemistry from Indiana University.

Peter F. Drake, Ph.D., 52, has served as a director of the Company since October 2003. Dr. Drake is currently the Managing General Partner of Mayflower Partners, a healthcare investment fund. From 1999 to 2002, he served as a Managing Director in the Equity Research Department of Prudential Securities, Inc., after Prudential acquired Vector Securities International, an investment banking firm co-founded by Dr. Drake in 1988. Vector specialized in raising capital for emerging healthcare companies and acted as an advisor in merger and alliance transactions in the healthcare area. Dr. Drake joined the investment banking firm of Kidder, Peabody & Co. as a Biotechnology Analyst in 1983, becoming a partner in 1986. He currently serves on the board of directors of Trustmark Insurance Co., a healthcare insurance provider, and The Alliance For Aging Research, a non-profit organization dedicated to supporting and accelerating medical discoveries to improve the experience of aging and health. He also serves on the boards of directors of Penwest Pharmaceuticals, a publicly traded drug delivery company, TLContact, a privately held medical software company, and Metamorphix, a privately held animal healthcare company. Dr. Drake received a B.A. degree in Biology from Bowdoin College and attended the Wharton School of Business at the University of Pennsylvania. After receiving his Ph.D. in Biochemistry and Neurobiology from Bryn Mawr College, he spent three years as a Senior Research Associate in the Department of Developmental Biology and Anatomy at Case Western Reserve University.

M. Ross Johnson, Ph.D., 61, has served as a director of the Company since April 2002. Dr. Johnson is currently Chief Executive Officer and President of Parion Sciences, Inc., a privately held pharmaceutical company that he co-founded in 1999. From 1995 to 1999, Dr. Johnson served as President, Chief Executive Officer and Chief Scientific Officer of Trimeris Inc., a pharmaceutical company that he took public in 1997. From 1987 to 1994, he served as Vice President of Chemistry at Glaxo Inc., where he was part of the original scientific founding team for Glaxo’s research entry into the United States. From 1971 to 1987, Dr. Johnson served in key scientific and research management positions with Pfizer Central Research. Dr. Johnson currently holds board positions with Parion Sciences, Inc., the University of California at Berkeley Chemistry Department, the University of North Carolina Education Advancement Board and is Chairman of AdventRx Pharmaceuticals, Inc., a publicly held pharmaceutical company focused on anticancer and antiviral treatments. He received his B.S. from the University of California, Berkeley, and a Ph.D. in Organic Chemistry from the University of California, Santa Barbara.

Roger G. Stoll, Ph.D., 63, has served as a director of the Company since April 2002 and became Chairman, President and Chief Executive Officer of the Company in August 2002. From 2001 to 2002, Dr. Stoll served as a consultant to the venture capital industry. From 1998 to January 2001, Dr. Stoll served as Executive Vice President at Fresenius Medical Care-North America, with responsibility for the Dialysis Products Division. From 1991 to 1998, he served as President and Chief Executive Officer of Ohmeda Inc., a pharmaceutical and medical products company with worldwide sales of approximately $1 billion. From 1986 to 1991, Dr. Stoll served as a senior executive at Bayer AG, where he rose to the position of Executive Vice President and General Manager of the worldwide diagnostic business group. From 1976 to 1986, Dr. Stoll held positions of increasing responsibility at the American Critical Care division of American Hospital Supply Corporation (now Baxter International), including President of American Critical Care from 1981 to 1986. He started his industrial career in 1972 at The Upjohn Company, where he conducted Phase I – IV clinical pharmacology studies in humans. He obtained his B.S. in pharmacy from Ferris State University and a Ph.D. in biopharmaceutics from the University of Connecticut. He also carried out post-doctoral studies in pharmacokinetics at the University of Michigan and has published over 30 scientific papers and contributed chapters in textbooks in the field of drug kinetics. Dr. Stoll serves on the board of directors of Agensys, Inc., a privately held biotechnology company specialized in cancer therapy.

Gary D. Tollefson, M.D., Ph.D., 55, has served as a director and consultant of the Company since April 2004. Dr. Tollefson currently is Chief Executive Officer of Orexigen Therapeutics, a privately held biotechnology company. He is also a Clinical Professor of Psychiatry at the Indiana University School of

Medicine, a position that he has held since April 2004, and a consultant in pharmaceutical product development and strategy for Consilium, Inc., a supplier of manufacturing execution systems software and services to the semiconductor and pharmaceutical industries. Prior to March 2004, Dr. Tollefson was employed as a senior executive at Eli Lilly & Company for nearly 14 years, until he elected to take an early retirement. As an employee of Eli Lilly & Company, Dr. Tollefson played a key strategic role in the development of the psychopharmacologic drugs Prozac®, Zyprexa®, Straterra®, Symbyax™ and Cymbalta®. Dr. Tollefson’s other career highlights include having served as Distinguished Lilly Research Scholar and Vice President Medical-Neuroscience; President, Neuroscience Products and Vice President, Lilly Research Laboratories. Prior to joining Lilly, he was Chairman of the Department of Psychiatry, St. Ramsey Medical Center, a University of Minnesota Teaching Affiliate Hospital. Dr. Tollefson received his B.S. (Psychology), M.D. and Ph.D. (Psychopharmacology) from the University of Minnesota. Dr. Tollefson conducted his internship at St. Paul-Ramsey Medical Hospital and residency in Psychiatry at the University of Minnesota Hospitals in Minneapolis. Dr. Tollefson is certified by the American Board of Neurology and Psychiatry and the National Board of Medical Examiners. He serves on the board of directors of Cypress Bioscience, Inc., a publicly held company focused on products for the treatment of pain and central nervous disorders, and Xenoport, Inc., a publicly held company focused on developing candidates that utilize the body’s natural nutrient transport mechanisms to improve the therapeutic benefits of existing drugs. He is a member of several medical societies including a Fellow in the American College of Neuropharmacology, the American Society of Clinical Psychopharmacology, American Psychiatric Association, Society for Biological Psychiatry, American Academy of Clinical Psychiatrists and the International Psychogeriatric Association. Dr. Tollefson serves as a journal reviewer for several medical and psychiatric journals. Dr. Tollefson has authored or co-authored over 200 peer-reviewed scientific publications, is an international speaker in medical education and been awarded 22 method of treatment patents.

Director Compensation

Each non-employee director is entitled to receive $3,000 at each Board of Directors meeting attended. Additionally, the Chairman of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee receive $1,000 for each committee meeting attended and other members of the respective committees receive $500 for each committee meeting attended.

Under the Company’s 1996 Stock Incentive Plan, each non-employee director is automatically granted options to purchase 30,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 25,000 shares of Common Stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 33 1/3% on each anniversary date of the dates of grant, and are otherwise subject to the terms and provisions of the 1996 Stock Incentive Plan. Assuming the approval by the Company’s stockholders of the adoption of the 2006 Stock Incentive Plan contained in proposal 2 to this proxy statement, the automatic director grants described above will be discontinued under the 1996 Stock Incentive Plan and any future grants will instead be made under, and pursuant to the terms of, the 2006 Stock Incentive Plan.

The above cash compensation and nonqualified option grant provisions do not apply to non-employee directors who serve on the Board of Directors to oversee an investment in the Company. Compensation for such non-employee directors, if appropriate, is determined separately. As of December 31, 2005, none of the Company’s directors served on the Board of Directors in such capacity.

Executive Officers

Dr. Stoll was appointed as the President and Chief Executive Officer of the Company on August 13, 2002. The biographical summary for Dr. Stoll has been presented earlier. The other executive officers of the Company include Maria S. Messinger, James H. Coleman, Gary A. Rogers, Ph.D., Harry H. Mansbach, M.D. and Mark A. Varney, Ph.D.

Maria S. Messinger, 38, was appointed Vice President, Chief Financial Officer and Corporate Secretary of the Company in December 1999. She has served as Controller of the Company since September 1994. From August 1989 to September 1994, Ms. Messinger served in a progression of positions at Ernst & Young LLP, including her most recent position as an Audit Manager. She holds a B.A. from the School of Business Administration and Economics at California State University, Fullerton and is a Certified Public Accountant in California.

James H. Coleman, 64, was appointed Senior Vice President, Business Development in May 2000. Prior to joining the Company, Mr. Coleman was President and Senior Partner of Diversified Healthcare Management, Inc. (“DHM”), a biopharmaceutical and biotechnology consulting firm that he founded in 1997. From March 1999 to May 2000, the Company was a client of DHM. During 1996, Mr. Coleman served as Vice President of Commercial Development at CoCensys, Inc., a biotechnology company, where he directed strategic planning and external business development. Mr. Coleman was also employed as an executive at Pharmacia & Upjohn, Inc. for over 25 years, where he acquired extensive management expertise in new product development, global strategic marketing, sales, CNS research and clinical research trial methodologies. Mr. Coleman holds a B.S. in Applied Biology from the University of Rhode Island.

Gary A. Rogers, Ph.D., 61, was appointed Senior Vice President, Pharmaceutical Research in July 2000 and has served as Vice President, Pharmaceutical Discovery since June 1995. In February 1994, he founded Ligand Design, a private contract design and synthesis firm located in Santa Barbara, California. From 1987 to 1994, Dr. Rogers served as an Associate Research Biochemist at the University of California, Santa Barbara. Prior to that, he held a succession of research and faculty positions at universities in the United States and abroad, including three years as an Adjunct Professor of bio-organic chemistry under Dr. Paul Boyer at the University of California, Los Angeles and four years as an Assistant Professor at the University of Texas. Dr. Rogers is a co-inventor of the AMPAKINE® family of AMPA receptor modulating compounds. He holds a B.S. degree in Organic Chemistry from the University of California, Los Angeles and a Ph.D. in Bio-organic Chemistry from the University of California, Santa Barbara and is the author or co-author of more than 50 publications.

Harry H. Mansbach, M.D., 41, was appointed Chief Medical Officer and Vice President, Clinical Development in August 2004. Prior to joining the Company, from June 1998 to August 2004, Dr. Mansbach served as a Senior Clinical Research Physician at Glaxo Wellcome / GlaxoSmithKline. From July 1996 to June 1998, Dr. Mansbach was a member of the Department of Neurology senior staff in the Henry Ford Health System in Detroit, Michigan. Dr. Mansbach received a B.A. degree in Philosophy from Yale University and an M.D. from Duke University School of Medicine. Dr. Mansbach accomplished his neurology residency at the University of Michigan Health System and completed subspecialty fellowship training in cerebrovascular diseases at the Henry Ford Hospital in Detroit, Michigan. He is board certified in neurology.

Mark A. Varney, Ph.D., 39, was appointed Chief Scientific Officer and Chief Operating Officer in January 2006. Prior to joining the Company, from June 2004 to January 2006, Dr. Varney held a senior level position at Sepracor, Inc., a publicly held pharmaceutical company where he was Vice President and Head of Discovery. From July 2003 to June 2004, Dr. Varney was Vice President of Drug Discovery at Bionomics, Ltd., a publicly held biotechnology company that focuses on drugs to treat cancer and disorders of the central nervous system. Prior to that, from October 1994 to April 2003, Dr. Varney held positions of increasing responsibilities over his six-year tenure at SIBIA Neurosciences, Inc., a biotechnology company including his most recent position as Director of Neuropharmacology. Upon the acquisition of SIBIA by Merck, Inc. in 1999, he was appointed a Director at Merck’s San Diego facility. Prior to SIBIA, he held research positions at Servier in France and Merck Sharp & Dohme in the U.K. Dr Varney received his B.Sc. in Biochemistry with honors from Surrey University, U.K. and completed his Ph.D. and postdoctoral training at Oxford University, U.K.

Other Key Employees

Steven A. Johnson, Ph.D., 54, was appointed Vice President of Preclinical Development in January 2004 and has served as Director, Clinical Research from 2000 to 2003 and Director, Biological Research of the Company from 1995 to 2000. From 1989 to 1994, Dr. Johnson was a Research Assistant Professor in the School of Gerontology at the University of Southern California. Prior to that, he conducted research in the field of the molecular biology of development at the California Institute of Technology in Pasadena, and in the field of molecular biology of Alzheimer’s disease at the University of Southern California. A recipient of numerous post-doctoral grants, Dr. Johnson has published more than 50 scientific papers. He received his B.S. in Food Science from Oregon State University and his Ph.D. in Molecular Biology from Purdue University.

Scientific Consultants

In addition to Drs. Cotman and Tollefson, whose biographical summaries have been presented earlier, the other key scientific consultant to the Company is Gary S. Lynch, Ph.D. Arvid M. Carlsson, M.D., Ph.D. serves as a consultant to the Board of Directors.

Gary S. Lynch, Ph.D., 62, is a co-founder of the Company. He has been a Scientific Director of and consultant to the Company since October 1987 and served as a director of the Company from March 1988 to March 1989 and again from December 1994 to December 1995. Dr. Lynch has been a Professor in the Department of Psychiatry at the University of California, Irvine since 1981, and has held various other teaching and research positions at that University since 1969. Dr. Lynch has authored or co-authored nearly 600 research publications in the areas of neurobiology, cognition and memory. Dr. Lynch holds a B.A. from the University of Delaware and a Ph.D. from Princeton University. He is a co-founder of Synaptics, Inc., a publicly held company in the information technology industry, and Thuris Corporation, a privately held company focused on medical device solutions to aid in drug development and diagnosis of central nervous system disorders.

Arvid Carlsson, M.D., Ph.D., 83, has been a consultant to the Company since April 2002. A co-recipient of the 2000 Nobel Prize for Medicine, Dr. Carlsson is Professor Emeritus at the University of Göteborg, and is a member of the Swedish Academy of Sciences and a foreign affiliate of the U.S. National Academy of Sciences. Dr. Carlsson has authored several hundred articles, which have helped to form the basis of modern neuropsychopharmacology. In 1975, he was elected as a Foreign Corresponding Fellow of The American College of Neuropsychopharmacology. In addition to the Nobel Prize, he has been the recipient of The Japan Prize in Psychology and Psychiatry, The Research Prize of the Lundbeck Foundation (Denmark) and the Lieber Prize (USA) for research in schizophrenia. He was also the recipient of the

Legion of Honour (France). Dr. Carlsson’s memberships include Member of the Academia Europaea, Member of the Royal Swedish Academy of Sciences, Honorary Fellow of the World Federation of Societies of Biological Psychiatry, Honorary Foreign Associate of the Institute of Medicine, National Academy of Sciences, U.S.A. and Honorary Member of the German Society of Biological Psychiatry. Dr. Carlsson received his M.D. and Ph.D. in Pharmacology from the University of Lund, Sweden.

Corporate Governance

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. The Board of Directors previously implemented the following policies and procedures:

•	Independent Directors. A majority of members of the Board of Directors are “independent” directors, as that term is defined under Section 121A of the AMEX Company Guide. The Board of Directors has affirmatively determined that the following six directors are independent: Robert F. Allnutt, John F. Benedik, Charles J. Casamento, Carl W. Cotman, Peter F. Drake and M. Ross Johnson.

•	Audit Committee. Each member of the Company’s standing Audit Committee is an “independent” director under Section 121A of the AMEX Company Guide and as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Company’s Audit Committee is described in further detail below under the heading “Board Committees.”

•	Compensation Committee. Each member of the Company’s standing Compensation Committee is an “independent” director under Section 121A of the AMEX Company Guide. The Company’s Compensation Committee is described in further detail below under the heading “Board Committees.”

•	Governance and Nominations Committee. In early 2006, the Company formed a Governance and Nominations Committee. Each member of the Company’s Governance and Nominations Committee is an “independent” director under Section 121A of the AMEX Company Guide. The Governance and Nominations Committee is described in further detail below under the heading “Board Committees.”

•	Research and Development Committee. In early 2006, the Company formed a Research and Development Committee, as described in further detail below under the heading “Board Committees.”

•	Stockholder Communications. Stockholders may communicate with the Board of Directors, its Committees or any of the individual directors by sending written communications addressed to the Board of Directors, a Committee or any of the individual directors, c/o Chief Financial Officer, Cortex Pharmaceuticals, Inc., 15231 Barranca Parkway, Irvine, California 92618. All communications are compiled by the Chief Financial Officer and forwarded to the Board of Directors, Committee or the individual director(s) accordingly. The Chief Financial Officer will acknowledge receipt to the sender, unless the sender has submitted the communication anonymously.

•	Director Attendance at Annual Meeting of Stockholders. Directors are strongly encouraged to attend annual meetings of the Company’s stockholders. All of the Company’s eight directors attended the Company’s annual meeting in 2005.

•

Code of Ethics. In compliance with Section 406 of the Sarbanes-Oxley Act of 2002 and the AMEX corporate governance listing standards, the Company has adopted a Code of Business Conduct and Ethics, which covers all directors and employees, including its principal executive and financial officers. Any amendment or waiver to its Code of Business Conduct and Ethics that applies to its directors or executive officers will be posted on its website at www.cortexpharm.com or in a report filed with the Securities and Exchange Commission on Form 8-K. A copy of its Code of Business Conduct and Ethics is available free of charge upon written request to its Corporate Secretary at 15231 Barranca Parkway, Irvine, California 92618.

•	Indebtedness of Management. The Company complies with and will operate in a manner consistent with recently-enacted legislation outlawing extensions of credit in the form of a personal loan to or for its directors and executive officers.

•	Stock Ownership Policy for Directors and Executive Officers. To better align the interests of the Company’s directors and executive officers with those of its stockholders, to create ownership focus and to build long-term commitment, the Company has adopted a Common Stock ownership policy for its directors and executive officers. The policy requires directors and executive officers to acquire and maintain ownership of at least 30,000 shares of the Company’s Common Stock before December 16, 2007, or within three years of commencement of service as a director or executive officer, whichever is later. Thereafter, the policy provides for the withholding of fees in the case of directors, and the withholding of salary increases and bonus payments in the case of executive officers, until the share ownership level has been achieved by such director or executive officer.

Board Committees

Audit Committee. The Audit Committee meets with the Company’s independent registered public accountants and management to prepare for and to review the results of the annual audit and to discuss the annual and quarterly financial statements, earnings releases and related matters. The Audit Committee, among other things, (i) selects and retains the independent registered public accountants, (ii) reviews with the independent registered public accountants the scope and anticipated cost of their audit, and their independence and performance, (iii) reviews accounting practices, financial structure and financial reporting, (iv) receives and considers the registered public accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls, (v) reviews and pre-approves all audit and non-audit services provided to the Company by the independent registered public accountants, and (vi) reviews and pre-approves all related-party transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. During the eleven months ended November 30, 2005, the Audit Committee consisted of Dr. Drake as Chairman of the Committee, Mr. Casamento and Dr. Johnson. From December 1, 2005 and through the date of this proxy statement, the Audit Committee consisted of Mr. Benedik as Chairman of the Committee, Dr. Drake and Mr. Casamento. None of Mr. Benedik, Dr. Drake, Mr. Casamento, or Dr. Johnson is or has been an officer or employee of the Company and in all other respects meets the qualifications of an “independent” director under Section 121A of the AMEX Company Guide and as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Audit Committee held four (4) meetings with the independent registered public accountants during the fiscal year ended December 31, 2005 to discuss the annual audit of the financial statements for the six-months ended December 31, 2004 (with the change in the Company’s fiscal year end from June 30 to December 31), and the review of the financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was filed with the Company’s proxy statement for the 2004 Annual Meeting of Stockholders. The Company’s Board of Directors has determined that Mr. Benedik, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” under rules promulgated by the Securities and Exchange Commission.

Compensation Committee. The functions of the Compensation Committee include, without limitation, administering the Company’s incentive ownership programs and approving the compensation to be paid to the Company’s directors and executive officers. The Compensation Committee held two (2) meetings during the fiscal year ended December 31, 2005 and was comprised of Dr. Johnson as Chairman of the Committee, Dr. Cotman and Mr. Allnutt. In February 2006, the Compensation Committee was reconstituted to include Dr. Johnson as Chairman, Mr. Allnutt and Mr. Casamento. None of Dr. Johnson, Dr. Cotman, Mr. Allnutt or Mr. Casamento is or has been an officer or employee of the Company and in all other respects each meets the qualifications of an “independent” director under Section 121A of the AMEX Company Guide. The Compensation Committee operates under a formal charter adopted by the Board of Directors, a copy of which was filed with the Company’s proxy statement for the 2004 Annual Meeting of Stockholders.

Governance and Nominations Committee. The functions of the Governance and Nominations Committee include, without limitation, (i) identifying individuals qualified to become members of the Board of Directors, (ii) recommending director nominees for the next annual meeting of stockholders and to fill vacancies that may be created by the expansion of the number of directors serving on the Board of Directors and by resignation, retirement or other termination of services of incumbent directors, (iii) developing and recommending to the Board of Directors corporate governance guidelines and changes thereto, (iv) ensuring that the Board of Directors and the Company’s Certificate of Incorporation and Bylaws are structured in a way that best serves the Company’s practices and objectives, (v) leading the Board of Directors in its annual review of the Board of Directors’ performance; and (vi) recommending to the Board of Directors nominees for each committee. The Governance and Nominations Committee was formed in early 2006 and is comprised of Peter F. Drake, Ph.D. as Chairman of the Committee, Robert F. Allnutt and John F. Benedik. None of Dr. Drake, Mr. Allnutt, or Mr. Benedik is or has been an officer or employee of the Company and in all other respects each meets the qualifications of an “independent” director under Section 121A of the AMEX Company Guide. During the fiscal year ended December 31, 2005, the full Board of Directors performed the director nomination functions described below.

The Governance and Nominations Committee does not currently operate under a formal charter. However, the Board of Directors is in the process of finalizing and adopting a formal charter for the Committee.

Director Nominating Process. In identifying potential nominees, the Governance and Nominations Committee will seek recommendations from existing directors and from management. In addition, the Governance and Nominations Committee will consider candidates that may be recommended by the Company’s stockholders in accordance with the procedures described below. In considering the nominees, the Board of Directors will consider, among other factors, the potential nominee’s character and integrity, independence, experience and knowledge, and willingness and ability to participate in the Board of Directors’ activities. Additionally, the Board of Directors may consider specialized areas of expertise of candidates that may assist the Board of Directors in its oversight responsibility of the Company. The Board of Directors does not evaluate nominees recommended by stockholders differently from its evaluation of other director nominees.

The Governance and Nominations Committee screens the candidates, does reference checks, prepares a biography for each candidate for the Board of Directors to review and conducts interviews. Members of the Board of Directors, including the Company’s Chief Executive Officer, interview candidates that meet the criteria and the Board of Directors, with the approval of a majority of the “independent” directors (as defined under Section 121A of the AMEX Company Guide), selects nominees best suited to serve on the Board of Directors.

Stockholder Recommendations of Board Candidates. The Governance and Nominations Committee will consider director candidates recommended by the Company’s stockholders. Any stockholder desiring to submit a recommendation for consideration Governance and Nominations Committee of a candidate that such stockholder believes is qualified to be a director nominee at any upcoming stockholder meeting may do so by submitting that recommendation in writing to the Governance and Nominations Committee, c/o Chief Financial Officer, Cortex Pharmaceuticals, Inc., 15231 Barranca Parkway, Irvine, California 92618, not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to the Company’s stockholders. No director nominations by stockholders have been received as of the filing of this proxy statement.

The recommendation should be accompanied by the following information: (i) the name and address of the nominating stockholder and the recommended potential nominee; (ii) a representation that the stockholder is a holder of record of the Company’s Common Stock entitled to vote in the election of the Company’s directors, together with information as to the number of shares that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the candidate’s nomination; (iii) a description of any arrangements or understandings, relating to the election of the Company’s directors, that may exist between the nominating stockholder, or any person that controls, or is controlled by, or is under common control with, such stockholder, and any other person or persons (naming such person or person); (iv) such other information regarding each such candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the written consent of each such recommended candidate to be named as a nominee and, if nominated by the Board of Directors and elected, to serve as a director.

Research and Development Committee. The functions of the Research and Development Committee include, without limitation, assisting the Board of Directors in reviewing and evaluating the Company’s research and development strategies, policies and decisions. The Research and Development Committee was formed in early 2006 and is comprised of Carl W. Cotman, Ph.D. as Chairman of the Committee, Gary D. Tollefson, M.D., Ph.D. and M. Ross Johnson, Ph.D. The Research and Development Committee does not operate under a formal charter. However, the Board of Directors is in the process of finalizing and adopting a formal charter for the Committee.

Attendance at Meetings

During the fiscal year ended December 31, 2005, the Board of Directors held a total of four (4) meetings. No member of the Board of Directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of the committees of which he was a member during the foregoing period.

Executive Compensation

The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the fiscal year ended December 31, 2005, the six months ended December 31, 2004 and the two fiscal years ended June 30, 2004 and 2003 respectively, to the Company’s Chief Executive Officer, Chief Financial Officer, Senior Vice President of Business Development, Senior Vice President of Pharmaceutical Research and Chief Medical Officer (collectively, the “Named Executive Officers”).

Summary Compensation Table

			Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year		Salary ($)	Bonus ($)	Other Annual Compensation($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs(#)
Roger G. Stoll, Ph.D. (1)	2005		312,000	62,000	—	—	300,000
President, Chief	2004	(A)	138,000	63,000	52,000	—	300,000
Executive Officer	2004	(B)	240,000	—	72,000	—	600,000
	2003	(C)	212,769	—	63,000	—	600,000

Maria S. Messinger, CPA (2)	2005		190,033	38,220	—	—	100,000
Vice President, Chief	2004	(A)	88,375	28,700	—	—	100,000
Financial Officer and	2004	(B)	162,540	—	—	—	75,000
Corporate Secretary	2003	(C)	150,000	—	—	—	50,000

James H. Coleman (3)	2005		229,779	34,178	—	—	100,000
Senior Vice President,	2004	(A)	114,279	29,400	—	—	100,000
Business Development	2004	(B)	200,000	28,500	—	—	75,000
	2003	(C)	190,000	40,000	—	—	100,000

Gary A. Rogers, Ph.D. (4)	2005		210,169	34,860	—	—	100,000
Senior Vice President,	2004	(A)	105,000	31,500	—	—	100,000
Pharmaceutical Research	2004	(B)	200,000	—	—	—	75,000
	2003	(C)	190,000	—	—	—	50,000

Harry H. Mansbach, M.D. (5)	2005		275,350	40,700	74,359	—	100,000
Chief Medical Officer and	2004	(A)	93,872	15,055	60,854	213,000	400,000
Vice President, Clinical
Development

(A)	Represents information for the transitional six-month period ended December 31, 2004.
(B)	Represents information for the fiscal year ended June 30, 2004.
(C)	Represents information for the fiscal year ended June 30, 2003.

(1)

Dr. Stoll was appointed as President and Chief Executive Officer of the Company in August 2002. From February through August 2003, Dr. Stoll agreed to accept stock options in lieu of a portion of his base salary. For those options granted from February through June 2003, the value of the options on the date of grant, or $20,000, has been reported with his salary in the table above for the fiscal year ended June 30, 2003. Similarly, for those options granted in July and August 2003, the value of these options on the date of grant, or $8,000, has been reported with his salary in the table above for the fiscal year ended June 30, 2004. Beginning in May 2003, Dr. Stoll voluntarily deferred his entire base salary, as previously reduced. The amount accrued for Dr. Stoll’s deferral in May and June 2003, or $32,000, is reported with his salary for fiscal year 2003 in the table above. Subsequent to the fiscal year ended June 30, 2003, Dr. Stoll agreed to accept stock options in lieu of this deferred salary. Options to purchase 14,545 shares of the Company’s Common Stock were issued to Dr. Stoll, representing $64,000 of salary deferred (including $32,000 deferred as of June 30, 2003 and another $32,000 deferred from August to September 2003), divided by the closing sale price of the Company’s Common Stock on the date that Dr. Stoll’s salary was re-instated in September 2003. The value of the options granted in lieu of his salary for the months of July and August 2003, or $32,000, has been included with his salary in the table above for the fiscal year ended June 30, 2004. Amounts reported for Other Annual Compensation represent accrued or paid relocation reimbursements and costs of living allowances associated with assuming a residence in the southern California area, as included in his employment agreement.

(2)	Ms. Messinger agreed to accept stock options in lieu of a portion of her base salary from February 2003 through August 2003. For those options granted from February through June 2003, the value of the options on the date of grant, or $12,500, has been reported with her salary in the table above for the fiscal year ended June 30, 2003. Similarly, for those options granted in July and August 2003, the value of these options on the date of grant, or $5,000, has been reported with her salary in the table above for the fiscal year ended June 30, 2004.

(3)	Mr. Coleman agreed to accept stock options in lieu of a portion of his base salary from February 2003 through August 2003. For those options granted from February through June 2003, the value of these options on the date of grant, or $15,833, has been reported with Mr. Coleman’s salary in the table above for the fiscal year ended June 30, 2003. During 2003, Mr. Coleman also agreed to accept stock options in lieu of the cash bonus provided in his employment agreement. The value of these options on the date of grant, or $40,000, has been reported as Mr. Coleman’s bonus in the table above for the fiscal year ended June 30, 2003. For the options issued in July and August 2003 in lieu of a portion of his base salary, the value of the options on the date of grant, or $6,333, has been reported with Mr. Coleman’s salary in the table above for the fiscal year ended June 30, 2004.

(4)	Dr. Rogers agreed to accept stock options in lieu of a portion of his base salary from February 2003 through August 2003. For those options granted from February through June 2003, the value of these options on the date of grant, or $15,833, has been reported with Dr. Roger’s salary in the table above for the fiscal year ended June 30, 2003. Similarly, for those options granted in July and August 2003, the value of these options on the date of grant, or $6,333, has been reported with his salary in the table above for the fiscal year ended June 30, 2004.

(5)	Dr. Mansbach was appointed as Chief Medical Officer and Vice President, Clinical Development in August 2004. Amounts reported for Other Annual Compensation represent paid or accrued amounts for Dr. Mansbach’s mortgage subsidy and relocation reimbursements. In connection with his employment Dr. Mansbach was awarded 100,000 shares of the Company’s restricted stock, which shares had a fair market value on the date of issuance of $213,000. The restricted shares vest in equal installments over a four-year period from the award date and do not accrue dividends.

Option Matters

Option Grants. The following table sets forth certain information concerning grants of stock options to the Company’s Named Executive Officers in the Summary Compensation Table during the fiscal year ended December 31, 2005.

Option Grants in Fiscal Year Ended December 31, 2005

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price($/Sh)	Expiration Date	5%($)	10%($)
Roger G. Stoll, Ph.D.	300,000	26%	2.35	12/01/15	443,445	1,123,770
Maria S. Messinger, CPA	100,000	9%	2.35	12/01/15	147,815	374,590
James H. Coleman	100,000	9%	2.35	12/01/15	147,815	374,590
Gary A. Rogers, Ph.D.	100,000	9%	2.35	12/01/15	147,815	374,590
Harry H. Mansbach, M.D.	100,000	9%	2.35	12/01/15	147,815	374,590

(1)	Options to purchase an aggregate of 1,158,500 shares of Common Stock were granted to employees, including the Named Executive Officers, during the fiscal year ended December 31, 2005.

Option Exercises. The following table sets forth certain information concerning the exercise of options by the Company’s Named Executive Officers during the fiscal year ended December 31, 2005 including the aggregate value of gains on the date of exercise. As of the date of this filing, shares acquired upon exercise by the Named Executive Officers during the fiscal year ended December 31, 2005 have not been sold. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2005. Also reported are the values for “in the money” options which represent the positive spread between the exercise prices of any such existing stock options and $2.28, the closing price per share of the Company’s Common Stock on December 31, 2005, as reported by The American Stock Exchange.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($) (market price at exercise less exercise price)	Number of Securities Underlying Unexercised Options at FY-End(#)			Value of Unexercised In-the-Money Options at FY-End($)
			Exercisable		Unexercisable	Exercisable		Unexercisable
Roger G. Stoll, Ph.D.	0	$0	1,283,861		583,334	$800,221		$125,001
Maria S. Messinger, CPA	10,000	16,850	242,488		191,666	182,637		0
James H. Coleman	0	0	476,264	(1)	191,666	255,466	(1)	0
Gary A. Rogers, Ph.D.	49,333	106,806	341,264		191,666	173,216		0
Harry H. Mansbach, M.D.	0	0	133,334		366,666	20,000		40,000

(1)	Includes options to purchase 50,000 shares of the Company’s Common Stock granted to Diversified Healthcare Management, the firm Mr. Coleman worked for as a consultant to the Company prior to his employment at the Company in May 2000.

Employment and Consulting Agreements

Roger G. Stoll, Ph.D. has served as a director of the Company since April 2002 and became Chairman, President and Chief Executive Officer of the Company in August 2002. His employment agreement originally included a three-year term, was subsequently amended to include another three-year term expiring in August 2008 and currently calls for a base salary of $336,000 per year, subject to annual review by the Compensation Committee of the Board of Directors. In connection with his employment, Dr. Stoll was granted options to purchase 600,000 shares of Common Stock at an exercise price of $0.78 per share, representing 100% of the fair market value as of the date of grant. Of the 600,000 options granted, 200,000 options vested immediately. Another 200,000 options vested upon securing the amendment to the Company’s agreement with its collaborative partner, Servier, in October 2002. The remaining 200,000 options shall vest in monthly equal increments over a four-year period commencing August 13, 2003, subject to accelerated vesting based upon the achievement of pre-determined milestones. Under the terms of his employment agreement, in the event of termination of his employment, under certain circumstances Dr. Stoll is entitled to compensation equal to twelve (12) months of his then current salary. In addition, in the event of his termination of employment, in certain circumstances, any unvested options granted to Dr. Stoll in connection with his employment, as detailed above, may be subject to accelerated vesting and remain exercisable for the remainder of the original option term.

Maria S. Messinger joined the Company as Controller in September 1994 and was named as Vice President, Chief Financial Officer and Corporate Secretary in December 1999. Under the terms of her severance agreement, in the event of termination of her employment, under certain circumstances Ms. Messinger is entitled to receive compensation of twelve (12) months of her then current annual base salary, which is currently $209,000.

James H. Coleman joined the Company as Senior Vice President, Business Development in May 2000. His employment agreement provides a base salary of $232,000 per year with an annual bonus between 0 and 50% of his annual base salary, at the discretion of the Chief Executive Officer and subject to approval by the Compensation Committee of the Board of Directors of the Company. In connection with his employment, Mr. Coleman was granted options to purchase 125,000 shares of Common Stock at an exercise price of $3.02 per share, representing 100% of the fair market value as of the date of grant. The options vested in equal annual installments over a three-year period and have a ten-year term. In the event of termination of his employment, Mr. Coleman is entitled, under certain circumstances, to receive compensation of twelve (12) months of his then current salary.

Gary A. Rogers, Ph.D. joined the Company as Vice President, Pharmaceutical Discovery in June 1995 and was named Senior Vice President in July 2000. Under the terms of his employment agreement, as amended to date, Dr. Rogers receives an annual salary of $226,200 and is eligible to receive a bonus of between 0 and 50% of his annual base salary at the discretion of the Chief Executive Officer and subject to the approval of the Compensation Committee of the Board of Directors. Additionally, in the event that the Company commercializes a compound developed by or under the supervision of Dr. Rogers, he may be eligible to receive royalties based on net sales, as defined and subject to adjustment, of products containing that compound. In the event that Dr. Rogers’ employment is terminated, under certain circumstances he is entitled to compensation equal to eighteen (18) months of his then current salary.

Harry H. Mansbach, M.D., joined the Company as Vice President, Clinical Development and Chief Medical Officer in August 2004. His employment letter is terminable at will by the Company or Dr. Mansbach and calls for a base salary of $288,750 per year with an annual bonus, at the discretion of the Board of Directors of the Company, of up to 30% of his base salary. In connection with his employment, Dr. Mansbach was granted (i) options to purchase 400,000 shares of Common Stock at an exercise price of $2.13 per share, and (ii) 100,000 restricted shares of Common Stock valued at $2.13 per share, each of (i) and (ii) representing 100% of the fair market value as of the date of grant. The options vest in equal annual installments over a three-year period and have a ten-year term. The shares of restricted stock vest in equal installments over a four-year period. In addition to the foregoing, Dr. Mansbach received a one-time $10,000 bonus to cover relocation expenses and was reimbursed for real estate closing fees, sales commissions and moving costs equal to approximately $14,900 in the aggregate. The Company also paid relocation costs of approximately $25,000 on his behalf. Pursuant to the terms of the employment letter, Dr. Mansbach also receives a mortgage interest subsidy over five years in the form of a monthly payment, whereby the Company will pay 5% of the principal amount of a mortgage (not to exceed $1,000,000) on his primary residence during the first year, which amount declines by 1% each year thereafter, and which amount is grossed up by a factor of 1.6 to cover Dr. Mansbach’s additional income tax liabilities. In the event of termination of Dr. Mansbach’s employment in connection with or following a change in control of the Company (as defined in the Company’s 1996 Stock Incentive Plan), under certain circumstances he is entitled to receive compensation of twelve (12) months of his then current salary plus continued employee benefits for a period of twelve (12) months thereafter. In addition, in the event of his termination of employment, in certain circumstances, any unvested options or restricted shares granted to Dr. Mansbach in connection with his employment, as detailed above, may be subject to accelerated vesting.

Mark A. Varney, Ph.D. joined the Company in January 2006. His employment letter is terminable at will by the Company or Dr. Varney and calls for a base salary of $300,000 per year with an annual bonus, at the discretion of the Board of Directors of the Company, of up to 30% of his base salary. In connection with his employment, Dr. Varney was granted options to purchase 750,000 shares of Common Stock at an exercise price of $2.95 per share, representing 100% of the fair market value as of the date of grant. The options have a ten-year term and vest according to the following schedule: (i) 100,000 upon the date of employment; (ii) 100,000 one year from the date of employment and (iii) 550,000 in equal annual installments over a three-year period. Pursuant to the terms of the employment letter, the Company will provide Dr. Varney with a mortgage interest subsidy over five years in the form of a monthly payment, whereby the Company will pay 6% of the principal amount of a mortgage (not to exceed $1,200,000) on his primary residence during the first year, which amount declines by 1% each year thereafter, and which amount is grossed up by a factor of 1.6 to cover Dr. Varney’s additional income tax liabilities. In addition to the foregoing, Dr. Varney received a $25,000 hiring bonus, a $15,000 bonus to cover miscellaneous relocation expenses, temporary housing and will receive reimbursement of real estate closing fees, sales commissions and moving costs. In the event of termination of Dr. Varney’s employment in connection with or following a change in control of the Company (as defined in the Company’s 1996 Stock Incentive Plan), under certain circumstances he is entitled to receive compensation of twelve (12) months of his then current salary plus continued employee benefits for a period of twelve (12) months thereafter. In addition, in the event of his termination of employment, in certain circumstances, any unvested options granted to Dr. Varney in connection with his employment, as detailed above, may be subject to accelerated vesting.

Drs. Carl W. Cotman and Gary S. Lynch (both of whom are co-founders and Scientific Directors of the Company) have each entered into a consulting agreement with the Company. Dr. Lynch receives a consulting fee of $65,000 per year and Dr. Cotman receives a consulting fee of $23,000 per year. The term of each consulting agreement commenced in November 1987 and will continue until terminated by the respective parties thereto. The consulting agreements obligate the respective consultants to make themselves available to the Company for consulting and advisory services for an average of three days per month.

Dr. Gary D. Tollefson has entered into a consulting agreement with the Company pursuant to which he receives a retainer of $9,000 per month. The consulting agreement obligates Dr. Tollefson to be available for up to three eight-hour work days per month at such times and places reasonably agreed to between the parties. The term of his consulting agreement commenced in mid-April 2004 and will continue until mid-April 2006, unless earlier terminated by either the Company or Dr. Tollefson upon 30 days’ prior notice. In connection with his engagement as a consultant, Dr. Tollefson was granted options to purchase 150,000 shares of Common Stock at an exercise price of $2.20 per share, representing 100% of the fair market value as of the date of grant. The options vest in equal annual installments over a three-year period and have a ten-year term.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 31, 2005, members of the Company’s Compensation Committee consisted of Dr. M. Ross Johnson, Dr. Carl W. Cotman and Mr. Robert F. Allnutt, none of whom has served as an executive officer or employee of the Company or any of its subsidiaries for the five years ended December 31, 2005. Dr. Cotman, a co-founder and Scientific Director of the Company, has a consulting agreement with the Company whereby he receives a consulting fee of $23,000 per year, as disclosed above under the heading “Employment and Consulting Agreements.” The Company is not aware of any “compensation committee interlocks” that existed during the fiscal year ended December 31, 2005. In February 2006, the Company’s Compensation Committee was reconstituted to include Dr. Johnson, Mr. Allnutt and Mr. Charles J. Casamento.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Company’s compensation policies applicable to its executive officers are approved by the Compensation Committee of the Board of Directors. The Compensation Committee is currently comprised of three non-employee directors, including Dr. M. Ross Johnson, Mr. Robert F. Allnutt and Mr. Charles J. Casamento.

The Company’s executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize stockholder value. The programs are designed to enhance stockholder value by aligning the financial interests of the executive officers of the Company with those of its stockholders. A copy of the charter for the Compensation Committee was filed with the Company’s proxy statement for the 2004 Annual Meeting of Stockholders. The following report on executive compensation is furnished by the Compensation Committee for the fiscal year ended December 31, 2005.

General Compensation Policy

The Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s success and to provide such executives with performance-based incentives tied to the achievement of Company milestones. One of the primary objectives is to have a substantial portion of each executive officer’s total compensation contingent upon the Company’s performance as well as upon the individual’s contribution to the Company’s success as measured by his or her personal performance. Accordingly, each executive officer’s compensation package is comprised primarily of three elements: (i) base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry; (ii) variable performance awards payable in cash, stock or stock options and tied to the Company’s achievement of certain goals; and (iii) long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

Factors

The principal factors that the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the fiscal year ended December 31, 2005 are summarized below. However, the Compensation Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation in future fiscal years.

Base Salary

The base salary levels for the executive officers were recommended by the Compensation Committee and established by the Board of Directors for the fiscal year ended December 31, 2005 in accordance with the terms of their employment arrangements with the Company (with respect to

Mr. James H. Coleman, Dr. Gary A. Rogers and Dr. Harry H. Mansbach, see “Employment and Consulting Agreements” above), if applicable, as well as on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions (as defined by salary surveys comprising companies of similar size within the pharmaceutical/biotech fields with which the Company competes for executive talent), and internal comparability considerations. Although the Compensation Committee reviewed various compensation surveys, the Compensation Committee did not rely solely upon any specific survey for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent.

Annual Incentive Compensation

The Compensation Committee, in consultation with the Chief Executive Officer (except where the Chief Executive Officer’s compensation is being determined), may award annual incentives based upon performance targets to executive officers and other employees. The Compensation Committee may also award bonuses in cases where such performance targets are not met if it determines that the circumstances warrant such action. For the fiscal year ended December 31, 2005, the performance targets for the executive officers included, but were not limited to, making progress with the Company’s AMPAKINE® technology, financially operating within established expectations and preparing the Company’s assessment of its internal control system, as required by the Sarbanes-Oxley Act of 2002. The weight given to each factor varied from individual to individual. Additionally, each executive officer has a discretionary portion of the annual incentive linked to achievement of non-financial goals, which differ depending upon the responsibilities of the executive officer in question.

Long-Term Incentive Compensation

The 1996 Stock Incentive Plan also provides the Compensation Committee with the ability to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the executive officer’s tenure, level of responsibility and relative position in the Company. Stock options totaling 1,391,500 shares were granted to employees, non-employee directors and consultants during the fiscal year ended December 31, 2005, of which 700,000 were granted to the executive officers. The exercise price for the stock options is no less than the fair market value of the stock on the date of the grant. Options generally vest at a rate of 33 1/3% per year starting on the anniversary date of the option grant and are contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employment and the market price of the Company’s Common Stock appreciates over the option term.

CEO Compensation

The salary and performance bonus of Dr. Roger G. Stoll, the Company’s Chief Executive Officer, is determined in accordance with Dr. Stoll’s employment agreement with the Company (see “Employment and Consulting Agreements,” above).

Policy Regarding Section 162(m) of the Internal Revenue Code

The Compensation Committee has reviewed the Company’s executive compensation plans to determine if revisions may be necessary due to provisions of Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction to public corporations for compensation paid to any of the Company’s executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Compensation Committee to preserve, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

Respectfully submitted,

M. Ross Johnson, Chairman Robert F. Allnutt Charles J. Casamento

Stock Performance Graph

Set forth below is a line graph comparing the cumulative stockholder return on the Company’s Common Stock with the cumulative total return of The American Stock Exchange Composite Index and an industry peer group identified by the Company (the “Peer Group Index”). The Peer Group Index consists of Axonyx, Inc., Indevus Pharmaceuticals, Inc., Spectrum Pharmaceuticals, Inc., Neurobiological Technologies, Inc., StemCells, Inc. and Titan Pharmaceuticals, Inc. The Peer Group Index return consists of the weighted returns of each component issuer according to such issuer’s respective stock market capitalization at the beginning of each period for which a return is indicated.

The graph assumes an investment of $100 in the Company’s Common Stock on January 1, 2001, and an investment in each of The American Stock Exchange Composite Index and the Peer Group Index of $100 on January 1, 2001. The graph covers the period from January 1, 2001 to December 31, 2005.

The calculation of cumulative stockholder return for The American Stock Exchange Composite Index and the Peer Group Index includes the reinvestment of dividends. The calculation of cumulative stockholder return on the Company’s Common Stock does not include reinvestment of dividends because the Company did not pay dividends on the Common Stock during the measurement period. The performance shown is not necessarily an indicator of future price performance.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG CORTEX PHARMACEUTICALS, INC.,

AMEX MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JANUARY 1, 2001

ASSUMES DIVIDENDS REINVESTED

FISCAL YEAR ENDING DECEMBER 31, 2005

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005 with management, including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with Haskell & White LLP, the Company’s independent registered public accountants for the fiscal year ended December 31, 2005, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee). In addition, the Audit Committee has received the written disclosures and the letter from Haskell & White LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Haskell & White LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent registered public accountants and the Company’s management, the Audit Committee recommended to the Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K.

Respectfully Submitted,

John F. Benedik, Chairman
Charles J. Casamento
Peter F. Drake

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Compensation Committee of the Board of Directors on Executive Compensation, the Report of the Audit Committee of the Board of Directors and the Stock Performance Graph shall not be incorporated by reference into any such filings.

CERTAIN TRANSACTIONS

See “Employment and Consulting Agreements” for a description of certain arrangements and transactions with executive officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth, to the knowledge of the Company, certain information regarding the beneficial ownership of the Company’s Common Stock as of March 24, 2006, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company’s directors and nominees, (iii) each of the named executive officers in the Summary Compensation Table and (iv) all of the Company’s executive officers and directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares of Common Stock indicated.

Directors, Officers and 5% Stockholders (1)	Shares Beneficially Owned (2)		Percent of Common Stock Beneficially Owned (2)
Robert F. Allnutt	186,501	(3)	*
John F. Benedik	—	(4)	*
Charles J. Casamento	135,710	(5)	*
James H. Coleman	564,811	(6)	1.6
Carl W. Cotman, Ph.D.	320,001	(7)	*
Peter F. Drake, Ph.D.	45,001	(8)	*
M. Ross Johnson, Ph.D.	125,001	(9)	*
Harry H. Mansbach, M.D.	240,334	(10)	*
Maria S. Messinger, CPA	252,488	(11)	*
Gary A. Rogers, Ph.D.	488,864	(12)	1.5
Roger G. Stoll, Ph.D.	1,539,712	(13)	4.3
Gary D. Tollefson, M.D., Ph.D.	142,334	(14)	*
All officers and directors as a group (13 persons)	4,140,757	(15)	10.9

*	Less than one percent

(1)	Except as otherwise indicated, the address of such beneficial owner is at the Company’s principal executive offices, 15231 Barranca Parkway, Irvine, California 92618.

(2)	Applicable percentage of ownership at March 24, 2006 is based upon 34,358,915 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 24, 2006 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity.

(3)	Includes 139,001 shares that may be purchased upon exercise of options within 60 days of March 24, 2006.

(4)	Mr. Benedik was appointed to the Board of Directors in December 2005.

(5)	Includes 135,710 shares that may be purchased upon exercise of options within 60 days of March 24, 2006.

(6)	Includes 476,264 shares that may be purchased upon exercise of options within 60 days of March 24, 2006. Beneficial ownership of these shares is shared and held by the James Henry and Nancy Irene Coleman III Revocable Trust.

(7)	Includes 219,501 shares that may be purchased upon exercise of options within 60 days of March 24, 2006.

(8)	Includes 45,001 shares that may be purchased upon exercise of options within 60 days of March 24, 2006.

(9)	Includes 125,001 shares that may be purchased upon exercise of options within 60 days of March 24, 2006.

(10)	Includes 133,334 shares that may be purchased upon exercise of options within 60 days of March 24, 2006. Beneficial ownership of these shares is shared as joint tenants with Dr. Mansbach’s spouse.

(11)	Includes 242,488 shares that may be purchased upon exercise of options within 60 days of March 24, 2006.

(12)	Includes 341,264 shares that may be purchased upon exercise of options within 60 days of March 24, 2006. Also includes 1,500 shares and 18,400 shares that may be purchased upon exercise of options within 60 days of March 24, 2006, both held by Dr. Rogers’ spouse.

(13)	Includes 1,509,712 shares that may be purchased upon exercise of options within 60 days of March 24, 2006.

(14)	Includes 2,000 shares held by Dr. Tollefson’s spouse and 128,334 shares that may be purchased upon exercise of options within 60 days of March 24, 2006.

(15)	Includes 3,614,010 shares that may be purchased upon exercise of options within 60 days of March 24, 2006.

The Company is not aware of any arrangements that may at a subsequent date result in a change of control of the Company.

PROPOSAL 2

APPROVAL OF THE 2006 STOCK INCENTIVE PLAN

The Company’s currently existing equity incentive plan, the 1996 Stock Incentive Plan, as amended (the “1996 Plan”), will expire pursuant to its terms on October 25, 2006. The Board of Directors believes that it is in the best interests of the Company to have available an equity incentive plan for use as a part of its compensation strategy. The Board of Directors decided that it was preferable to implement a new plan rather than extend the term of the 1996 Plan. Therefore, the Board of Directors approved on March 30, 2006, subject to approval by the Company’s stockholders, the 2006 Stock Incentive Plan (“2006 Plan”). The primary purposes of the 2006 Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

The essential features of the 2006 Plan are summarized below. This summary does not purport to be a complete description of the 2006 Plan and is qualified in its entirety by reference to the 2006 Plan itself, a copy of which is attached hereto as Appendix A.

Description of the 2006 Plan

The 2006 Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, nonqualified stock options, restricted stock grants, unrestricted stock grants, stock appreciation rights, stock payment awards, restricted stock units and dividend equivalents. Participants in the 2006 Plan may be granted any one of the equity awards or any combination thereof, as determined by the Board of Directors.

As of March 24, 2006, there were an aggregate of 8,279,738 shares subject to issuance under outstanding options granted under the 1996 Plan. On adoption of the 2006 Plan, no further options will be granted under the 1996 Plan and any shares remaining available for issuance under the 1996 Plan shall be available for issuance under the 2006 Plan as described below.

New Plan Benefits. As of the date of this proxy statement, no awards had been granted under the 2006 Plan and none will be granted unless and until the Plan is approved by the Company’s stockholders. Because of the discretionary nature of any future awards under the 2006 Plan, the amount of such awards is not determinable at this time with respect to the Company’s executive officers, including the executive officers named in the Summary Compensation Table, and the Company’s other directors and employees.

Shares Reserved for Issuance. As of March 24, 2006, there were 563,799 shares available for issuance under the 1996 Plan. Upon the approval of the 2006 Plan by the stockholders, the 1996 Plan will be terminated and no further awards will be issued under the 1996 Plan. All of the shares available for grant under the 1996 Plan will instead become available for grant under the 2006 Plan. Additionally, another 1,300,000 shares shall be reserved for issuance under the 2006 Plan.

Therefore, the approval of the 2006 Plan will authorize the Company to grant awards covering up to an aggregate of 1,863,799 shares of Common Stock.

Limits on Awards. A maximum of 1,863,799 shares of Common Stock may be issued and sold under all awards, restricted and unrestricted, granted under the 2006 Plan. Of such aggregate limit, the maximum number of shares of Common Stock that may be issued pursuant to (i) incentive stock options shall be 1,863,799 shares and (ii) restricted stock grants, unrestricted stock grants and restricted stock units shall be 500,000 shares. The maximum number of shares of Common Stock with respect to one or more awards that may be granted to any one participant during any calendar year shall be 1,000,000. The foregoing limitations shall be subject to adjustments to reflect any recapitalizations, stock splits, reverse stock splits, reclassifications, stock dividends or other changes in the capital structure of the Company occurring after the effective date of the 2006 Plan.

Shares of Common Stock issued and sold under the 2006 Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to awards under the 2006 Plan pursuant to such limitations.

Administration. The Company’s Board of Directors may delegate administration of the 2006 Plan to a committee comprised of no fewer than two members of the Board of Directors (the “Committee”). At the Board of Directors’ discretion, each Administrator member shall satisfy the requirements for (i) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (ii) an “outside director” under Section 162(m) of the Internal Revenue Code. The term “Administrator,” as used in this proxy statement, refers to the Board of Directors, or, if the administration of the 2006 Plan has been delegated to a committee, the Committee. Currently, the Board of Directors has delegated administration of the 2006 Plan to the Company’s Compensation Committee.

The Administrator shall have such powers and authority as may be necessary or appropriate to carry out the functions of the Administrator as described in the 2006 Plan. Subject to the express limitations of the 2006 Plan, the Administrator shall have authority in its discretion to determine the persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award and all other terms of the award. The Administrator may prescribe, amend and rescind rules and regulations relating to the 2006 Plan. All interpretations, determinations and actions by the Administrator in good faith shall be final, conclusive and binding upon all parties. Additionally, the Administrator may delegate to one or more officers or directors of the Company the ability to grant and determine terms and conditions of awards under the 2006 Plan to certain employees and consultants of the Company.

Eligibility. Any person who is an employee of, or a consultant or other service provider to the Company or any affiliate thereof, or any person who is a non-employee director is eligible to be designated by the Administrator to receive awards and become a participant under the 2006 Plan (a “Participant” or the “Participants”). As of March 24, 2006, six (6) executive officers, seven (7) non-employee directors and approximately twenty-five (25) other employees, consultants and service providers were eligible to participate in the 2006 Plan.

Types of Awards under 2006 Plan

The 2006 Plan includes the following types of equity compensation awards: incentive stock options, nonqualified stock options, restricted stock grants, stock payment awards, stock appreciation rights, restricted stock units and dividend equivalents, all of which are described below.

Stock Options. Stock options granted under the 2006 Plan may be either incentive stock options subject to the provisions of Section 422 of the Internal Revenue Code or nonqualified stock options.

The exercise price per share of a stock option shall not be less than the fair market value of the Company’s Common Stock on the date the option is granted, provided that the Administrator may in its discretion specify for any stock option an exercise price per share that is higher than the fair market value of the Company’s Common Stock on the date the option is granted. A stock option may be subject to such vesting and exercisability requirements as specified by the Administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion. The Administrator shall determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date the option is granted.

Stock Appreciation Rights. A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of Common Stock of the Company on the date of exercise or payment of the stock appreciation right over the base price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Subject to the requirements of Section 409A of the Internal Revenue Code, payment of the amount determined under the foregoing may be made, as approved by the Administrator and set forth in the award agreement, in shares of Common Stock valued at their fair market value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

A stock appreciation right may be subject to such vesting and exercisability requirements as specified by the Administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion. A stock appreciation right will be exercisable or payable at such time or times as determined by the Administrator. The base price of a stock appreciation right shall not be less than 100 percent of the fair market value of the shares of Common Stock of the Company on the date the right is granted.

Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock appreciation rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Administrator, provided that the Administrator may accelerate the exercisability or payment of a stock appreciation right at any time.

Restricted Stock Awards. Restricted stock awards are shares issued under the 2006 Plan that are subject to restrictions on transfer and vesting requirements as determined by the Administrator. The restrictions imposed on shares granted under a restricted stock award shall lapse in accordance with the vesting requirements specified by the Administrator in the award agreement, provided that the Administrator may accelerate the vesting of a restricted stock award at any time. Such vesting requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion. If the vesting requirements of a restricted stock award shall not be satisfied, the award shall be forfeited and the unvested shares of Common Stock subject to the award shall be returned to the Company (or, to the extent the Participant paid for the shares of Common Stock, the Company shall have the right to repurchase such shares from the Participant at the original purchase price).

Subject to the provisions of the 2006 Plan and the applicable award agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Restricted Stock Unit Awards. The value of each stock unit under a restricted stock unit award is equal to one share of the Company’s Common Stock on the applicable date or time period of determination, as specified by the Administrator. A restricted stock unit award shall be subject to such restrictions and conditions as the Administrator shall determine. A restricted stock unit award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Administrator in its discretion.

On the date the award is granted, the Administrator shall in its discretion determine the vesting requirements with respect to a restricted stock unit award, which shall be set forth in the award agreement, provided that the Administrator may accelerate the vesting of a restricted stock unit award at any time. Vesting requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion.

A restricted stock unit award shall become payable to a Participant at the time or times determined by the Administrator and set forth in the award agreement, which may be upon or following the vesting of the award. Payment of a restricted stock unit award shall be made in shares of Common Stock of the Company, and shall be subject to applicable tax withholding requirements. The Participant shall not have any rights as a stockholder with respect to the shares subject to a restricted stock unit award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the award agreement.

Stock Payment Awards. A stock payment award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Administrator. A stock payment award granted to a Participant represents shares of the Company’s Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the 2006 Plan and the award agreement. The Administrator may, in connection with any stock payment award, require the payment of a specified purchase price.

Subject to the provisions of the 2006 Plan and the applicable award agreement, upon the issuance of the Common Stock under a stock payment award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by an award of restricted stock units granted under the 2006 Plan, as determined by the Administrator. At the sole discretion of the Administrator, such dividend equivalents may be converted into additional shares of Common Stock in such manner as determined by the Administrator. Any additional shares covered by an award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying award agreement to which they relate.

Certain Features of Awards Under 2006 Plan

Payment of Exercise Price or Purchase Price. The payment of the exercise price for stock options, or the purchase price for shares of restricted stock, shares covered by restricted stock units, or stock payment awards may be made, in the discretion of the Administrator, through a variety of methods more particularly described in the 2006 Plan, including, without limitation, payment by (a) cash, (b) check, (c) by delivery of shares of the Company’s Common Stock (provided that any shares acquired pursuant to exercise of options have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at the fair market value of the Company’s Common Stock on the date of exercise or purchase, (d) cancellation of indebtedness of the Company to the Participant, (e) waiver of compensation due to the Participant for services rendered, or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

Transferability of Awards. All incentive stock options are nontransferable except upon the Participant’s death by will or the laws of descent or distribution or pursuant to the terms of certain domestic relations orders. In the case of awards other than incentive stock options, the Administrator may provide, in its discretion, for the transfer of all or part of the award to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933, as amended).

Adjustments to Awards Upon Certain Changes in Capitalization. In the event that the outstanding shares of the Company’s Common Stock are increased or decreased or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the Company’s capital structure, then the Administrator shall make adjustments to the aggregate number and kind of shares subject to the 2006 Plan, the number and kind of shares and the exercise price per share subject to outstanding awards, and the maximum share limitations, as applicable, all in order to preserve, as nearly as practical, but not to increase, the benefits to the Participants.

Occurrence of Corporate Transaction. The 2006 Plan provides that in order to preserve a Participant’s rights in the event of certain transactions constituting a change in control of the Company, the Administrator shall have the discretion to provide in each award agreement the terms and conditions that relate to the vesting of such award in the event of a change in control of the Company and the assumption of such awards or the issuance of comparable securities under an incentive program in the event of such occurrence. The terms and conditions of each award agreement may vary. If the terms of an outstanding option or stock appreciation right provide for accelerated vesting in the event of a change in control, or to the extent that such award is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the change in control transaction, for the purchase or exchange of each option or stock appreciation right for cash or other property. All outstanding option and stock appreciation rights will terminate and cease to be exercisable upon the consummation of a change in control except to the extent that the options or stock appreciation rights are assumed by a successor entity (or parent) pursuant to the terms of such transaction.

Section 162(m) Awards. Awards of options and stock appreciation rights granted under the 2006 Plan will automatically qualify for the “performance-based compensation” exception under Internal Revenue Code Section 162(m) pursuant to their expected terms. Awards of restricted stock, restricted stock units and stock payment awards may qualify for the performance-based compensation exception under Section 162(m) if the terms of the awards state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Performance Criteria. The 2006 Plan includes a number of performance criteria that may be used to determine whether and to what extent the shares covered by an award have vested. The Administrator will have discretion to specify whether the criteria will be measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to the previous years’ results or to a designated peer group of companies, in each case as specified in the individual award agreement at the time of grant. The performance criteria may be stated as either target amounts, or as a percentage increase over a base period amount, and may be based upon any one or a combination of the following:

(a) The achievement of certain scientific and development milestones;

(b) Licensing, partnership or other strategic transactions;

(c) Acceptance by the U.S. Food and Drug Administration (“FDA”) or a comparable foreign regulatory authority of a final New Drug Application or similar document;

(d) Approval for marketing of a product candidate of the Company by the FDA or a comparable foreign regulatory authority;

(e) Obtaining a specified level of financing for the Company;

(f) Cost containment or reduction;

(g) The percentage increase in the market price of the Company’s Common Stock over a stated period; and

(h) Individual business objectives.

Amendment and Termination of the 2006 Plan

The 2006 Plan may be altered, amended, suspended or terminated by the Board of Directors at any time. No such alteration, amendment, suspension or termination of the 2006 Plan shall be made which shall substantially affect or impair the rights of any Participant under an outstanding award agreement without such Participant’s consent. Unless previously terminated by the Board of Directors, the 2006 Plan will terminate on March 30, 2016, which is the tenth anniversary of the date of its adoption by the Board of Directors.

New Plan Benefits

Future awards to the Company’s executive officers and employees are discretionary. Therefore, at this time the benefits that may be received by the Company’s executive officers and other employees if its stockholders approve the 2006 Plan cannot be determined. Because the value of stock issuable to the Company’s non-employee directors under the 2006 Plan will depend on the fair market value of its Common Stock at future dates, it is not possible to determine exactly the benefits that might be received by the Company’s non-employee directors under the 2006 Plan.

Formula Grants to Non-Employee Directors

Each non-employee director (other than those who serve on the Board of Directors to oversee an investment in the Company) shall be automatically granted (i) nonqualified options to purchase up to a maximum of 30,000 shares of Common Stock upon commencement of service as a director of the Company, and (ii) nonqualified options to purchase up to a maximum of 25,000 shares of Common Stock at each annual meeting of the Company’s stockholders (including any meeting coincident with the commencement of service as a director). The number of nonqualified options to be granted to non-employee directors of the Company shall be determined by the Administrator, subject to the maximums detailed above. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 33 1/3 % on either (A) each anniversary date of the date of grant or (B) each successive annual meeting of the Company’s stockholders following the date of grant, whichever more closely represents a successive twelve month period from the date of grant, as determined by the Administrator, and will otherwise be subject to the terms and provisions of the 2006 Plan. If deemed appropriate by the Administrator, each director of the Company who is not an employee or executive officer of the Company and who serves on the Board of Directors to oversee an investment in the Company, may be granted nonqualified options to purchase shares of Common Stock upon the terms and conditions determined by the Administrator.

Summary of Federal Income Tax Consequences of the 2006 Plan

The following is a brief summary of certain federal income tax consequences of participation in the 2006 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2006 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options. A Participant who receives an incentive stock option will not recognize taxable income upon the grant of the option or the exercise of the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will generally be included in the Participant’s alternative minimum taxable income upon exercise. If stock received on exercise of an incentive option is disposed of in the same year the option was exercised, the regular tax treatment and the alternative tax treatment will be the same. If stock received on exercise of an incentive option is sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.

A Participant who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim, as a credit against the Participant’s regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the Participant has a regular tax liability.

Gain realized by a Participant upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain if the Participant disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise. If the Participant disposes of the shares less than two years after the date of grant or less than one year after the date of exercise (a “disqualifying disposition”), the Participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares. If the amount realized in a disqualifying disposition exceeds the fair market value of the shares on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). The Company will generally be entitled to a tax deduction in an amount equal to the amount the Participant must recognize as ordinary income.

Nonqualified Stock Options. Generally, no taxable income is recognized by a Participant upon the grant of a nonqualified stock option or at the time or times a nonqualified stock option becomes vested where the exercise price of such option is no less than 100% of the fair market value of the stock underlying such stock option at the time such option is granted. Under the 2006 Plan, the exercise price for all options shall be at least equal to 100% of the fair market value of the stock underlying such options at the time of the grant. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the Participant who is an employee of the Company will be subject to income tax withholding by the Company out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified stock option is paid by the Participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the Participant as a result of such exercise. If the exercise price is paid by delivering shares of the Company’s Common Stock already owned by the Participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged (however, the Participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the Participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the Participant plus the amount of income recognized by the Participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Stock. If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the Participant’s ownership rights vest (e.g., when the Company’s repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The Participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to income tax withholding by the Company out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the Participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

Stock Appreciation Rights. Generally no taxable income is recognized by a Participant receiving a stock appreciation right at the time the stock appreciation right is granted or at the time or times a stock appreciation right becomes vested where the base price of a stock appreciation right is no less than 100% of the fair market value of the stock underlying such stock appreciation right at the time such option is granted. Under the 2006 Plan, the base price for all stock appreciation rights shall be at least equal to 100% of the fair market value of the stock underlying such stock appreciation rights at the time of the grant. If the Participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the Participant at the time it is received. If the Participant receives the appreciation inherent in a stock appreciation right in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the Participant at the time such amount is received. The

Company is not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, the Company is entitled to a deduction equal to the amount of ordinary income the Participant is required to recognize as a result of the settlement.

Restricted Stock Unit Awards, Stock Payment Awards and Dividend Equivalents. Restricted stock unit awards, stock payment awards and dividend equivalents are generally subject to ordinary income tax at the time of payment.

Tax Withholding. Under the 2006 Plan, the Company has the power to withhold, or require a Participant to remit to it, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any award granted under the 2006 Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a Participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled pursuant to an award, or (ii) delivering to the Company shares of Common Stock owned by the Participant.

Tax Deduction Limitation. Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and each of the corporation’s four most highly compensated executive officers other than the chief executive officer. However, “performance-based” compensation is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (a) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (b) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, must be approved by the corporation’s stockholders, and (c) the committee must certify in writing whether, and the extent to which, the applicable performance goals have been satisfied before payment of any performance-based compensation is made. The Company’s Compensation Committee currently consists solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, and it is the intent of the Board of Directors that all future Committee members will also satisfy that definition. Stock options and stock appreciation rights, the terms of which limit the amount of compensation that an employee may receive to an increase in the value of the underlying stock covered by the option or right after the date of grant, automatically satisfy the performance goal requirement described in item (a) above.

Deferred Compensation. Any deferrals made under the 2006 Plan, including awards granted under the Plan that are considered to be deferred compensation, must satisfy the requirements of Internal Revenue Code Section 409A to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, and other awards that provide the Participant with an opportunity to defer the recognition of income. The Company intends to structure any awards under the 2006 Plan to meet the applicable tax law requirements under Internal Revenue Code Section 409A in order to avoid its adverse tax consequences.

Vote Required

Approval of the 2006 Plan will require the affirmative vote of the holders of a majority of the shares of outstanding Common Stock present or represented at the Annual Meeting of Stockholders and entitled to vote thereat. Therefore, abstentions will have the same effect as a vote against the 2006 Plan. Broker non-votes, however, will be deemed shares not entitled to vote on the 2006 Plan and will not be counted as votes for or against the 2006 Plan, and will not be included in calculating the number of votes necessary for approval of the 2006 Plan. Proxies solicited by management for which no specific direction is included will be voted FOR approval of the 2006 Plan.

The Board of Directors recommends that stockholders vote FOR the approval of the 2006 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options, warrants and rights and shares reserved for future issuance under the Company’s existing equity compensation plans as of December 31, 2005. The Company’s only stockholder approved equity compensation plan as of December 31, 2005 was the 1996 Plan. The Company does not have any non-stockholder approved equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	7,544,721	$2.05	1,303,816
Equity compensation plans not approved by security holders	—	—	—
Total	7,544,721	$2.05	1,303,816

(1)	The Company’s only equity compensation plan, the 1996 Plan, provides that on the last day of each of its fiscal years, a number of shares equal to twenty percent (20%) of the increase in the number of shares of Common Stock outstanding since the last day of the previous fiscal year (except in the case of fiscal year ending June 30, 1997, in which case the added shares of Common Stock shall equal twenty percent (20%) of the increase in the number of shares of Common Stock outstanding since October 25, 1996) shall be added to the aggregate number of shares authorized for issuance under the 1996 Plan. The foregoing table takes into account all adjustments through December 31, 2005.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Haskell & White LLP, independent registered public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2006. In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. If this proposal is not approved, the Audit Committee shall reconsider its selection and submit its recommendation to the Board of Directors.

Haskell & White LLP was engaged by the Audit Committee effective following the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2004. Haskell & White LLP audited the financial statements of the Company for the transitional six-month period ended December 31, 2004 and the fiscal year ended December 31, 2005. A representative of Haskell & White LLP is expected to be present at the meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so.

The Company’s Board of Directors recommends that you vote FOR the ratification of Haskell & White LLP as its independent registered public accountants for the fiscal year ending December 31, 2006. Proxies solicited by management for which no specific direction is included will be voted FOR the ratification of Haskell & White LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2006.

Change in Independent Registered Public Accountants

The Company’s financial statements for the years ended June 30, 2004 and 2003, respectively, were audited by Ernst & Young LLP, independent registered public accountants. The Audit Committee dismissed Ernst & Young LLP and engaged Haskell & White LLP as its independent registered public accountants, to be prospectively effective immediately following the filing of the Company’s quarterly report on Form 10-Q for September 30, 2004. The decision to change accountants was recommended and approved by the Audit Committee in an effort to engage a firm more commensurate with the Company’s size, scope and service needs in the current accounting environment, including the increased audit requirements imposed by the Sarbanes-Oxley Act of 2002, while maintaining cost-effectiveness for the Company. The reports of Ernst & Young LLP for the years ended June 30, 2004 and 2003, respectively, contained no adverse opinions, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles, except that Ernst & Young LLP’s report on the Company’s financial statements for the fiscal year ended June 30, 2003 contained an explanatory note relating to the Company’s change in its revenue recognition policy.

During the fiscal years ended June 30, 2004 and 2003, and the subsequent interim period prior to engaging Haskell & White LLP, there were no disagreements between the Company and Ernst & Young LLP on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Neither the Company, nor anyone else acting on its behalf, consulted with Haskell & White LLP during the Company’s fiscal years ended June 30, 2004 or 2003, or the subsequent interim period prior to engaging Haskell & White LLP, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

The aggregate fees of Haskell & White LLP, the Company’s independent registered public accountants, for audit services totaled approximately $232,300 for the fiscal year ended December 31, 2005, including fees associated with the reviews of the Company’s quarterly reports on Form 10-Q and the annual audit, including procedures related to the Company’s assessment of its system of internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. Haskell & White LLP’s fees for the six months ended December 31, 2004 of $58,000 consisted primarily of fees for the audit of the transitional six-month period ended December 31, 2004. The aggregate fees of Ernst & Young LLP, the Company’s former independent registered public accountants, for audit services totaled approximately $88,700 for the fiscal year ended June 30, 2004, including fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q and services related to the Company’s registration statements filed in connection with its private placements of Common Stock.

Audit-Related Fees

Haskell & White LLP did not provide, did not bill and was not paid any fees for the fiscal year ended December 31, 2005 or the six months ended December 31, 2004 for audit-related services. Similarly, Ernst & Young LLP did not provide, did not bill and was not paid any fees in the fiscal year ended June 30, 2004 for audit-related services.

Tax Fees

Fees for Haskell & White LLP for tax services, including tax compliance, tax advice and tax planning totaled approximately $10,500 for the fiscal year ended December 31, 2005. Haskell & White LLP did not provide, did not bill and was not paid any fees for tax services during the six months ended December 31, 2004. Fees for tax services provided by Ernst & Young LLP, including tax compliance, tax advice and tax planning totaled approximately $14,100 in the fiscal year ended June 30, 2004.

All Other Fees

There were no other fees for services provided by Haskell & White LLP for the fiscal year ended December 31, 2005 or the six months ended December 31, 2004. Additionally, there were no other fees for services provided by Ernst & Young LLP for the fiscal year ended June 30, 2004.

All of the services described under headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee.

The Audit Committee has determined that the provision of services, in addition to audit services, rendered by Haskell & White LLP and the fees paid therefor for the fiscal year ended December 31, 2005 and the six months ended December 31, 2004 were compatible with maintaining Haskell & White LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Registered Public Accountants.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent registered public accountant provides the Audit Committee with an audit plan including proposed fees in advance of the annual audit. The Audit Committee approves the plan and fees for the audit.

For non-audit services, the Company’s senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent registered public accountants to provide during the fiscal year. The Company’s senior management and the independent registered public accountants will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the 2007 Annual Meeting of Stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s offices, 15231 Barranca Parkway, Irvine, California 92618, addressed to the Secretary, no later than December 8, 2006 in order to be considered for inclusion in the Company’s proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

Additionally, under Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2007 Annual Meeting of Stockholders, a stockholder proposal not previously submitted for the Company’s proxy statement may be submitted until February 21, 2007; thereafter, the Company will use its voting authority as described above.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all of the Company’s officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements with the exception of Dr. Gary D. Tollefson, a director, who filed a late Form 4 on September 22, 2005 to report an earlier acquisition of shares of the Company’s Common Stock, and James H. Coleman, the Company’s Senior Vice President, Business Development, who filed a late Form 5 on March 24, 2006 to report an earlier acquisition of shares of the Company’s Common Stock.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, A COPY (WITHOUT EXHIBITS) OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005. REQUESTS SHOULD BE MAILED TO THE SECRETARY, CORTEX PHARMACEUTICALS, INC., 15231 BARRANCA PARKWAY, IRVINE, CALIFORNIA 92618.

By Order of the Board of Directors

Maria S. Messinger, CPA
Secretary

April 7, 2006

CORTEX PHARMACEUTICALS, INC.

2006 STOCK INCENTIVE PLAN

The 2006 STOCK INCENTIVE PLAN (the “Plan”) is hereby established and adopted this 30th day of March, 2006 (the “Effective Date”) by Cortex Pharmaceuticals, Inc., a Delaware Corporation (the “Company”).

ARTICLE 1.

PURPOSES OF THE PLAN

1.1 Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1 Administrator. “Administrator” shall have the meaning set forth in Section 10.1.

2.2 Affiliated Company. “Affiliated Company” means:

(a) with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b) with respect to Awards other than Incentive Options, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3 Award. “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award or a Restricted Stock Unit award granted to a Participant pursuant to the Plan.

2.4 Award Agreement. “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

2.5 Board. “Board” means the Board of Directors of the Company.

2.6 Change in Control. “Change in Control” shall mean:

(a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing forty percent (40%) or more of the total combined voting power of all outstanding securities of the Company;

(b) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than sixty percent (60%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing sixty percent (60%) or less of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(d) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than sixty percent (60%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(e) The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.7 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 10.1 hereof.

2.9 Common Stock. “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.10 Covered Employee. “Covered Employee” means the Chief Executive Officer of the Company (or the individual acting in a similar capacity) and the four (4) other individuals that are the highest compensated executive officers of the Company for the relevant taxable year for whom total compensation is required to be reported to stockholders under the Exchange Act.

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2.11 Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.12 Dividend Equivalent. “Dividend Equivalent” means a right to receive payments equivalent to the amount of dividends paid by the Company to holders of shares of Common Stock with respect to the number of Dividend Equivalents held by the Participant. The Dividend Equivalent may provide for payment in Common Stock or in cash, or a fixed combination of Common Stock or cash, or the Administrator may reserve the right to determine the manner of payment at the time the Dividend Equivalent is payable. Dividend Equivalents may be granted only in connection with a grant of Restricted Stock Units and shall be subject to the vesting conditions that govern Restricted Stock Units as set forth in the applicable Restricted Stock Award Agreement.

2.13 DRO. “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

2.14 Effective Date. “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.15 Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.16 Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

2.17 Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.18 Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.19 Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

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2.20 NASD Dealer. “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

2.21 Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.7 below, it shall to that extent constitute a Nonqualified Option.

2.22 Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.23 Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.24 Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.25 Optionee. “Optionee” means any Participant who holds an Option.

2.26 Participant. “Participant” means an individual or entity that holds an Option, Stock Appreciation Right, shares of Stock, Restricted Stock, Restricted Stock Units, Stock Payment or Dividend Equivalents under the Plan.

2.27 Performance Criteria. “Performance Criteria” means one or more of the following as established by the Administrator, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:

(a) The achievement of certain scientific and development milestones;

(b) Licensing, partnership or other strategic transactions;

(c) Acceptance by the U.S. Food and Drug Administration (“FDA”) or a comparable foreign regulatory authority of a final New Drug Application or similar document;

(d) Approval for marketing of a product candidate of the Company by the FDA or a comparable foreign regulatory authority;

(e) Obtaining a specified level of financing for the Company;

(f) Cost containment or reduction;

(g) The percentage increase in the market price of the Company’s common stock over a stated period; and

(h) Individual business objectives.

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2.28 Purchase Price. “Purchase Price” means the purchase price payable to purchase a share of Restricted Stock, or a Restricted Stock Unit, which, in the sole discretion of the Administrator, may be zero (0), subject to limitations under applicable law.

2.29 Repurchase Right. “Repurchase Right” means the right of the Company to repurchase either unvested shares of Restricted Stock pursuant to Section 6.6 or to cancel unvested Restricted Stock Units pursuant to Section 7.6.

2.30 Restricted Stock. “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.31 Restricted Stock Award. “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.

2.32 Restricted Stock Award Agreement. “Restricted Stock Award Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Restricted Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.

2.33 Restricted Stock Unit. “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.

2.34 Service Provider. “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.35 Stock Appreciation Right. “Stock Appreciation Right” means a contractual right granted to a Participant under Article 8 hereof entitling such Participant to receive a payment representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, payable either in cash or in shares of the Company’s Common Stock, at such time, and subject to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award agreement.

2.36 Stock Appreciation Rights Holder. “Stock Appreciation Rights Holder” means any Participant who holds an Stock Appreciation Right.

2.37 Stock Payment. “Stock Payment” means a payment in the form of shares of Common Stock.

2.38 10% Stockholder. “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

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ARTICLE 3.

ELIGIBILITY

3.1 Incentive Options. Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2 Nonqualified Options, Stock Appreciation Rights, Stock Payments and Restricted Stock Awards. Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Stock Appreciation Rights, Stock Payments or Restricted Stock Awards under the Plan.

3.3 Section 162(m) Limitation. In no event shall any Participant be granted Options or Stock Appreciation Rights in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds one million (1,000,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. The foregoing limitation shall be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliated Company.

ARTICLE 4.

PLAN SHARES

4.1 Shares Subject to the Plan.

(a) The number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be the sum of: (i) one million and three hundred thousand (1,300,000) shares; plus (ii) the number of shares of Common Stock remaining available for issuance and not subject to awards granted under the Cortex Pharmaceuticals, Inc. 1996 Stock Incentive Plan (the “Existing Plan”) as of the Effective Date. The foregoing limitations shall be subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. In the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock subject to an Award Agreement are reacquired by the Company, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.

As of the Effective Date, there were five hundred sixty-three thousand, seven hundred and ninety-nine (563,799) shares of Common Stock available for issuance under the Existing Plan. Accordingly, the maximum number of shares of Common Stock that could be issued pursuant to Awards under the Plan is one million, eight hundred and sixty-three thousand, seven hundred and ninety-nine (1,863,799) shares of Common Stock, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

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(b) The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options shall be one million, eight hundred and sixty-three thousand, seven hundred and ninety-nine (1,863,799) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

(c) The maximum number of shares of Common Stock that may be issued as Restricted Stock, Stock Payment awards, or subject to Restricted Stock Units shall be five hundred thousand (500,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Award Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1 Grant of Stock Options. The Administrator shall have the right to grant, pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria.

5.2 Option Agreements. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

5.3 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

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5.4 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.5 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.

5.6 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments, at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

5.7 Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

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5.8 Nontransferability of Options. Except as otherwise provided in this Section 5.8, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

5.9 Rights as a Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

5.10 Non-Employee Directors. Each director of the Company who is not an employee or executive officer of the Company and who does not serve on the Board to oversee an investment in the Company, shall be granted (i) Nonqualified Options to purchase up to a maximum of thirty thousand (30,000) shares of the Common Stock upon commencement of service as a director of the Company, and (ii) Nonqualified Options to purchase up to a maximum of twenty-five thousand (25,000) shares of Common Stock at each annual meeting of the Company’s stockholders (including any meeting coincident with the commencement of service as a director). The number of Nonqualified Options to be granted to non-employee directors of the Company shall be determined by the Administrator, subject to the maximums described above. Nonqualified Options to be granted to non-employee directors of the Company described above shall (i) have an Exercise Price equal to one hundred percent (100%) of the Fair Market Value on the date of grant of the options, as determined in accordance with the terms of the Plan, (ii) have a ten (10) year term, (iii) subsequently vest in increments of thirty-three and one-third percent (33 1/3%) on either (A) each anniversary of the date of grant or (B) each successive annual meeting of the Company’s stockholders following the date of the grant, whichever more closely represents a successive twelve-month period from the date of grant, as determined by the Administrator, and (iv) otherwise be subject to the terms and provisions of the Plan. If deemed appropriate by the Administrator, each director of the Company who is not an employee or executive officer of the Company and who serves on the Board to oversee an investment in the Company, may be granted Nonqualified Options to purchase shares of Common Stock upon the terms and conditions determined by the Administrator.

5.11 Compliance with Code Section 409A. Notwithstanding anything in this Article 5 to the contrary, all Option Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Administrator.

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ARTICLE 6.

RESTRICTED STOCK

6.1 Issuance of Restricted Stock. The Administrator shall have the right to issue pursuant to this Plan and at a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

6.2 Restricted Stock Award Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

6.3 Purchase Price.

(a) Amount. Restricted Stock may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

6.4 Vesting of Restricted Stock. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Administrator with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock may vest.

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6.5 Rights as a Stockholder. Upon complying with the provisions of Sections 6.2 and 6.3 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock acquired pursuant to a Restricted Stock Award Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Restricted Stock Award Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Restricted Stock Award Agreement.

6.6 Restrictions. Shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide, in the discretion of the Administrator, that the Company may, at the discretion of the Administrator, exercise a Repurchase Right to repurchase at the original Purchase Price the shares of Restricted Stock that have not vested as of the date of termination.

ARTICLE 7.

RESTRICTED STOCK UNITS

7.1 Grants of Restricted Stock Units and Dividend Equivalents. The Administrator shall have the right to grant, pursuant to this Plan, Restricted Stock Units and Dividend Equivalents, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

7.2 Restricted Stock Unit Agreements. A Participant shall have no rights with respect to the Restricted Stock Units or Dividend Equivalents covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

7.3 Purchase Price.

(a) Amount. Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

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(b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

7.4 Vesting of Restricted Stock Units and Dividend Equivalents. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Administrator with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock Units and Dividend Equivalents may vest.

7.5 Rights as a Stockholder. Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends unless or until they become owners of the shares of Common Stock pursuant to their Restricted Stock Award Agreement and the terms and conditions of the Plan.

7.6 Restrictions. Restricted Stock Units and Dividend Equivalents may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide that all Restricted Stock Units and Dividend Equivalents that have not vested as of such date shall be automatically forfeited by the Participant. However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock Units upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock Units upon the Administrator’s exercise of such right.

7.7 Compliance with Code Section 409A. Notwithstanding anything in this Article 7 to the contrary, all Restricted Stock Award Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Administrator.

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ARTICLE 8.

STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Administrator. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Administrator, provided that the Administrator may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

8.2 Vesting of Stock Appreciation Rights. Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Administrator, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the date of grant. The base price of a Stock Appreciation Right shall be determined by the Administrator in its sole discretion; provided, however, that the base price per share of any Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant.

8.3 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing shall be made either in cash or in shares of Common Stock, as determined by the Administrator in its discretion. If payment is made in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise or payment, subject to applicable tax withholding requirements and to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

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8.4 Nontransferability of Stock Appreciation Rights. Except as otherwise provided in this Section 8.4, Stock Appreciation Rights shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Stock Appreciation Rights Holder, Stock Appreciation Rights shall be exercisable only by the Stock Appreciation Rights Holder. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Stock Appreciation Rights Holders may be permitted to transfer some or all of their Stock Appreciation Rights to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Stock Appreciation Rights Holder (or such holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Stock Appreciation Right; (ii) the Stock Appreciation Rights Holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the holder, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

8.5 Compliance with Code Section 409A. Notwithstanding anything in this Article 8 to the contrary, all Stock Appreciation Rights Awards must be structured to satisfy the requirements of Code Section 409A, as determined by the Administrator.

ARTICLE 9.

STOCK PAYMENT AWARDS

9.1 Grant of Stock Payment Awards. A Stock Payment award may be granted to any Participant selected by the Administrator. A Stock Payment award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Administrator. A Stock Payment award granted to a Participant represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Administrator may, in connection with any Stock Payment award, provide that no payment is required, or require the payment by the Participant of a specified purchase price.

9.2 Rights as Stockholder. Subject to the foregoing provisions of this Article 9 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Payment award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

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ARTICLE 10.

ADMINISTRATION OF THE PLAN

10.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

10.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Awards shall be granted, the number of shares to be represented by each Award, and the consideration to be received by the Company upon the exercise and/or vesting of such Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; (g) to accelerate the vesting of any Award or release or waive any repurchase rights of the Company with respect to Restricted Stock Awards; (h) to extend the expiration date of any Option; (i) to amend outstanding Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants. To the extent permitted by applicable law, the Administrator may from time to time delegate to one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee.

10.3 Limitation on Liability. No employee of the Company or member of the Board or Administrator shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Administrator, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

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ARTICLE 11.

CHANGE IN CONTROL

11.1 Impact of Change in Control on Awards Under Plan. In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

(a) The Administrator shall have the discretion to provide in each Award Agreement the terms and conditions that relate to (i) vesting of such Award in the event of a Change in Control, and (ii) assumption of such Awards or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Award Agreement.

(b) If the terms of an outstanding Option provide for accelerated vesting in the event of a Change in Control, or to the extent that a Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(c) If the terms of an outstanding Stock Appreciation Right provide for accelerated vesting in the event of a Change in Control, or to the extent that a Stock Appreciation Right is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Stock Appreciation Right for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Stock Appreciation Right had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

(d) Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(e) The Administrator shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

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ARTICLE 12.

AMENDMENT AND TERMINATION OF THE PLAN

12.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

12.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Awards may be granted under the Plan thereafter, but Awards and Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 13.

TAX WITHHOLDING

13.1 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

ARTICLE 14.

MISCELLANEOUS

14.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

14.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

14.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

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14.4 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan.

14.5 Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

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CORTEX PHARMACEUTICALS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

Roger G. Stoll, Ph.D., with full power of substitution, is hereby appointed proxy to vote the stock of the undersigned in Cortex Pharmaceuticals, Inc. at the Annual Meeting of Stockholders on May 10, 2006, and at any postponement and adjournment thereof, to be held at the Marriott Newport Beach Hotel, 900 Newport Center Drive, Newport Beach, California 92660, at 10:30 a.m. Pacific Daylight Time.

Management recommends that you vote FOR Proposals 1, 2 and 3.

1.	PROPOSAL 1 ELECTION OF DIRECTORS.

☐	FOR all Nominees listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all Nominees listed below

Robert F. Allnutt, John F. Benedik, Charles J. Casamento, Carl W. Cotman, Ph.D., Peter F. Drake, Ph.D., M. Ross Johnson, Ph.D. , Roger G. Stoll, Ph.D. and Gary D. Tollefson, M.D., Ph.D.

INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee’s name in the space provided below.

__________________________________________________________________________________________

2.	PROPOSAL 2 APPROVAL OF THE COMPANY’S 2006 STOCK INCENTIVE PLAN.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

[Front of Proxy Card]

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE EIGHT DIRECTOR NOMINEES LISTED ABOVE, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

Please sign exactly as name appears hereon.

Date: , 2006

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE IMMEDIATELY DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS IMPORTANT MATTER.

[Back of Proxy Card]